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                           FORM N-1A, Item 23(g)
                 AMENDMENT TO THE CUSTODY AGREEMENT
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                              THE BANK OF NEW YORK

                                   APPENDIX B
                     TO THE FUND CUSTODY AGREEMENT BETWEEN
                              THE BANK OF NEW YORK
                                      AND
                             ONEAMERICA FUNDS, INC.

                            (DATED FEBRUARY 28,1997)

                                   PORTFOLIOS

OneAmerica Asset Director Portfolio
OneAmerica Money Market Portfolio
OneAmerica Investment Grade Bond Portfolio
OneAmerica Value Portfolio
OneAmerica Socially Responsive Portfolio